Exhibit 23.9
November 15, 2011
ConCap Equities, Inc., as
General Partner of Consolidated Capital Properties IV, LP
4582 South Ulster Street, Suite 1100
Denver, CO 802372

Re:	Appraisal of Arbours of Hermitage Apartments (Hermitage, Tennessee) dated as of March 30, 2011, Supplemental Letter, dated as of June 3, 2011, and Supplemental Letter, dated as of October 28, 2011 (collectively, the “Arbours Appraisal”).
Appraisal of 865 Bellevue Apartments (Nashville, Tennessee) dated as of March 11, 2011, Supplemental Letter, dated as of June 3, 2011, and Supplemental Letter, dated as of October 28, 2011 (collectively, the “865 Bellevue Appraisal”).
Appraisal of Post Ridge Apartments (Nashville, Tennessee) dated as of March 21, 2011, Supplemental Letter, dated as of June 3, 2011, and Supplemental Letter, dated as of October 28, 2011 (collectively, the “Post Ridge Appraisal”)
Ladies and Gentlemen:
     We hereby consent to the filing with the Securities and Exchange Commission (the “SEC”) of the Arbours Appraisal, the 865 Bellevue Appraisal and the Post Ridge Appraisal (collectively, our “Appraisals”), in their entirety, with Amendment No. 1 to the Registration Statement, File No. 333-175853, on Form S-4 (as so amended, the “Registration Statement”) filed by AIMCO Properties, L.P. and its affiliates (“Aimco”) and Amendment No. 1 to the Transaction Statement on Schedule 13E-3 filed by Aimco. We also consent to (i) the distribution of copies of our Appraisals, in their entirety, to the limited partners of Consolidated Capital Properties IV, LP (“CCP IV”) upon their request in connection with the merger of a subsidiary of Aimco with and into CCP IV, with CCP IV as the surviving entity, as described in the Registration Statement, and (ii) the reference to our firm and the description of our Appraisals in the Registration Statement, including any amendments and/or supplements thereto, that may be filed with the SEC. We further acknowledge that our Appraisals, in their entirety, will be generally available to the public through the filings with the SEC.
COGENT REALTY ADVISORS, LLC

By:	/s/ Steven Goldberg
Name: Steven Goldberg Title: Managing Partner